Exhibit 99.3

First Quarter 2003 Earnings Discussion

Bob Swan

bob.swan@eds.com

First Quarter '03 Results

U.S. dollars in millions

	1Q '03	vs 1Q '02 Reported/CC
Revenues	**$5,368**	**2% / (3%)**
Base	$4,797	5% / (1%)
GM	$571	(16%) / (18%)
Pro forma net loss [1,2]	**($77)**	**(122%)**
Reported net loss[1]	($126)	(135%)
Pro forma EPS[1,2]	**($0.16)**	**(123%)**
Reported EPS[1]	($0.26)	(136%)
Free cash flow [3]	**$122**	**+$306M**
Contract Signings	**$3.0B**	**(58%)**

1 Includes $220 million after-tax ($334 million pre-tax), or 46 cents per share, contract loss provision related to NMCI

2 Excludes CEO severance, discontinued operations and cumulative effect of accounting change

3 Free cash flow is defined as operating cash flow less capital expenditures (including capital lease payments). See Note 2 to Summary of Consolidated Cash Flows for detailed definition.

Strong Free Cash Flow … Results Impacted by NMCI

1Q Earnings Per Share: GAAP vs Pro forma

	1Q '03 EPS
EPS - As reported (GAAP)	**($0.26)**
Cumulative effect of change in accounting (adoption of FAS 143)	0.03
Other charges … CEO severance	0.06
Rounding	0.01
EPS - Pro forma	**($0.16)**
NMCI contract loss provision	0.46
EPS Pro forma (excluding NMCI loss provision)	**$0.30**

NMCI Update … What Changed?

U.S. dollars in millions

	Account Contribution
View as of December 31, 2002	**$70**
Seat Configuration … *Average seat price down 4%*	
Deployment Schedule … *'03 reduction of 29% in cutover seat months*	
Volume Related … *Seats up 11%*	
Cost Related … *Vendor specific price reductions of 10%*	
Current View	**($334)**

NMCI Free Cash Flow

U.S. dollars in millions

Cash Flow Implications

	'03		'04 and Beyond
	Prior Guidance	Current Outlook	
Free Cash Flow [1]	($330)	($430)	Positive Free Cash Flow ≈ ~~$2.1 B~~ ≈ $1.9 B
	≈ ($100)		

[1] Assumes completion of financing associated with capital expenditures

Cash Flow Positive 1H '04 … Produce $1.9B of FCF '04 thru '07

Navy Contract Update … Deployment Schedule


Cutover
AOR
103
42
61
171
99
72
264
166
98
302
122
180
345
77
268
345
2
343
Dec '02
Mar
Jun
Sep
Dec '03
Mar '04

Billable Seat Mos.	Dec '02	Mar	Jun	Sep	Dec '03	Mar '04
vs12/31		(28%)	(3%)	1%	7%	11%

- **Q1 progress:** + orders in place 231K; - AOR accelerating; cutover lagging
- **Q2**: visibility into AORs; cutovers to pick up
- **Critical milestones:** Op Eval – summer; meet SLA's 1Q04

NMCI … Going Forward

Risks	Opportunities
• Further deployment schedule slippage	• Contract incentives
• Further decline in average seat price	• Vendor price reductions
• Delays in operational milestone testing	• Additional seats

Going Forward …

Risk Identified … Visibility on Opportunities

Earnings Per Share Walk … 1Q02 to 1Q03


USD
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
($0.20)
($0.40)
$0.70
($0.04)
($0.05)
($0.09)
($0.29)
$0.01
$0.06
$0.30
($0.46)
($0.16)
1Q02 Pro Forma 1
Volume
Pension & Health Care costs
Problem Contracts
Business Mix & Net Variable Productivity
SG&A Productivity
FX/Other
1Q03 Pro Forma w/o NMCI loss provision
NMCI Loss Provision
1Q03 Pro Forma 2

1 Does not include discontinued operations.

2 Does not include 6¢ impact of CEO severance, discontinued operations or cumulative effect of change in accounting principle.

Problem Contracts … Business Mix … GM Decline … NMCI … Major Impact on EPS

Margin Assessment

	1Q03	1Q03 w/o NMCI loss provision	1Q02
Account contribution margin	7.7%	13.7%	19.8%
SG&A rate	(8.7%)	(8.7%)	(8.6%)
Other charges … CEO severance	(0.9%)	(0.9%)	-
Operating margin - reported	(1.9%)	4.2%	11.2%
Operating margin – pro forma[1]	(1.0%)	5.1%	

1 Excludes impact of CEO severance

NMCI … Problem Contracts … Business Mix … GM Decline … Impact Account Margin

1Q Segment Performance

U.S. dollars in millions	Revenue[1] 1Q03	Revenue[1] vs '02	Unit Operating Profit 1Q03	Unit Operating Profit vs '02	
Operations Solutions	3,582	0%	16	(97%)[2]	• NMCI ... and other problem contracts • Base growth from zero profit contracts • BPO revenue up 5% ... Medicaid • GM revenue down 19% • Higher software costs • Service Excellence remains at high levels
Solutions Consulting	1,335	(7%)	176	(40%)[2]	• NMCI • Sluggish market ... pricing pressures • Excess capacity in EMEA • GM revenue down 14% • Investment in industry specific technology and consulting capabilities
A.T. Kearney[3]	239	(14%)	7	100%	• Sluggish market • Cost structure alignment
PLM Solutions	201	(11%)	48	(12%)	• Lower demand for software • Lower discretionary spend in auto/aero industries • SG&A reductions

1 In constant currency

2 Excluding the impact of the NMCI loss provision, OS operating profit declined by 39% and SC declined by 32%

3 Inclusive of full SG&A cost structure

NMCI … Sluggish Market Environment … Structural Cost Issues

Revenues by Industry

U.S. dollars in millions

- Government … Driven by growth in NMCI
- Manufacturing … Sluggish market … GM decline



1,338
NMCI
1,087
GM
804
GM
493
MCI
372
Airlines
306
293
192
484

	Govt.	Mfg.	Financial	Comm.	Trans.	Health	Energy	Retail	Other
v '02[1]	8%	(14%)	6%	(13%)	(7%)	19%	(8%)	4%	(13%)
% of Total	25%	20%	15%	9%	7%	6%	5%	4%	9%

Diverse Portfolio

[1] Constant currency

1Q Free Cash Flow

U.S. dollars in millions			1Q03	vs. 1Q02
Net income/(loss)			($77)	($424)
Depreciation & Other			381	31
Cash Flow from Earnings			**304**	**(393)**
Change in Working Capital			13	489
Operating Cash Flow			**317**	**96**
Gross capital	*(428)*	*86*		
CFTs / Leasing	*233*	*124*		
Capital Expenditures			(195)	210
Free Cash Flow [1]			**$122**	**$306**

[1] Free cash flow, which is a non-GAAP measure, is defined by EDS as net cash provided by operating activities, less capital expenditures. Capital expenditures is defined as the sum of (i) net cash used in investing activities, excluding proceeds from sales of marketable securities, proceeds from divested assets, payments for acquisitions net of cash acquired and payments for purchases of marketable securities, and (ii) payments on capital leases.

Free Cash Flow Priority #1

Free Cash Flow: Working Capital



U.S. dollars in millions
Trade Receivables
Unbilled Receivables
Trade Payables
Balance as of:
12/31/2002
3/31/2003
3,402
3,279
3,033
2,886
40%
43%
60%
57%
710
629
# of Days
55
55
50
48
23
22
Improvement
Loss Provision on NMCI
Opportunity
Commercial
Government

Cash Balance Walk

Beginning Balance	**$1,642**
Free cash flow	122
Dividends	(71)
Employee stock transactions	10
Net marketable securities	12
Changes in debt/other	(166)
Ending Balance	**$1,549**

Exceeded Cash Flow Expectation …

Reduced Short-Term Debt Exposure

Debt Profile

U.S. dollars in millions



Long Term
Short Term
5,387
5,241
1,471
1,358
3,971
3,882
Dec-02
Mar-03

% of ST Debt To Total	27%	26%

- Reduced debt by $146M in 1Q03
- Weighted Average Cost of Financing:
  - 4.5% for 1Q03 vs. 4.7% in Q402
- 1Q03 Short Term includes:
  - Commercial paper - $156M
  - A/R securitization - $364M
  - Zero coupon convertible - $768M
- Debt to capital 42% … down 1 pt from YE

Liquidity Update

- We believe EDS has ample liquidity to meet its obligations for the foreseeable future
  - $2.6 bn of current liquidity

	$MM
Unrestricted cash	$1,350
Undrawn revolver[1]	$1,250
Current liquidity	$2,600

- 1H FCF ahead of schedule … divestiture program is on track
- Potential impact of further downgrades:
  - Vendor agreement: ≈ $220MM from cash
  - AR Program … ≈ $360M from future receivable collections

1 $1.25 billion bank line has a net worth covenant … currently in compliance by over $2B

2Q03 Outlook ....

	2nd Quarter		vs '02
Organic revenue	≈ $5.4B - $5.6B	↓	0% to 4%
Earnings per share[1]	$0.33 - $0.38	↓	40% to 48%
Free cash flow	$75 to $125 million	↑	$200 to $250 million on a YTD basis

[1] Does not include impact from divestitures, EITF 00-21, or impact from potential restructuring activities

Actions on Initial Priorities

- Improve EDS' core business competitiveness
- Strengthen our Balance Sheet
- Align growth opportunities with company strengths
- Develop and retain our talent
- Re-establish credibility with financial community

eds.com